UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2017

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 2666 Kaifaqu Avenue
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:    86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 4, 2017, Ruili Group Ruian Auto Parts Co., Ltd. (“Ruian”), a subsidiary of SORL Auto Parts, Inc., obtained the land use rights for a factory facility it purchased from Yunding Holding Group Co., Ltd. in cash at a purchase price of RMB60.06 million (approximately US$8.87 million). The factory facility will be used to meet Ruian’s growing operational needs and is located in International Auto Parts District (east district), Tangxia Town, Ruian City, Zhejiang Province, China with a land use area of 33,141.00 square meters and a building floor area of 25,016.11 square meters. The land use rights for such factory facility will expire on March 23, 2046.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: July 18, 2017	/s/ Xiao Ping Zhang
Xiao Ping Zhang, Chief Executive Officer